Lexaria’s New President From BioPharmaceutical Industry

Kelowna, BC / March 26, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is pleased to announce an important addition to the Lexaria management team.

John Docherty, M.Sc. is the new President of Lexaria Corp, replacing Chris Bunka who will continue at his existing positions of CEO and Chairman. Mr. Docherty was former President and Chief Operating officer of Helix BioPharma Corp. (TSX: HBP), where he led the company’s pharmaceutical development programs for its plant and recombinantly derived therapeutic protein product candidates.

"It is with tremendous pleasure that I join Lexaria as President," said Mr. Docherty. "Lexaria's patent-pending lipid infusion technology is a significant innovation for the delivery of cannabinoid compounds from natural products, as it has already demonstrated through the launch of its ViPovaTM-branded CBD tea. I look forward to working with the Lexaria team to grow the Company's technology and product offerings and build upon this success, in order to add value for Lexaria's customer and shareholder base alike.”

Mr. Docherty is a senior operations and management executive with a wealth of experience in the pharmaceutical and biopharmaceutical sectors. He has worked with large multinational companies and emerging, private and publicly held, Canadian startups; and he also brings specialized knowhow in the field of naturally-derived products and technologies specifically.

“Mr. Docherty’s expertise will be instrumental as we execute and expand upon our business plan to develop and commercialize healthy cannabinoid products to our large and growing marketplace,” said outgoing President Chris Bunka. “Lexaria could not have found a better-equipped person to accelerate our transformation into a food-sciences company focused on unique methods of delivering compounds like cannabidiol, through popular food categories.”

Mr. Docherty has over twenty years’ experience in the pharmaceutical and biopharmaceutical industries. At Helix, Mr. Docherty was also instrumental in the areas of investor/stakeholder relations, capital raising, capital markets development, strategic partnering, regulatory authority interactions and media relations, and he also served as a management member of its board of directors. Prior to this, Mr. Docherty was President and a board member of PharmaDerm Laboratories Ltd., a Canadian drug delivery company that developed unique microencapsulation formulation technologies for use with a range of active compounds.

Mr. Docherty has also held positions with companies such as Astra Pharma Inc., Nu-Pharm Inc. and PriceWaterhouseCoopers’ former global pharmaceutical industry consulting practice. He is a named inventor on issued and pending patents and he has a M.Sc. in pharmacology and a B.Sc. in Toxicology from the University of Toronto.

Mr. Docherty’s expertise will be of great value to the Company as it continues to develop its CBD-based products and builds and strengthens its intellectual property portfolio in the sector.

Mr. Docherty will immediately be granted 500,000 stock options good to purchase 500,000 shares of common stock priced at US$0.10 each, valid for up to five years, and can earn additional share and option awards linked to performance milestones.

All issued shares will be subject to a hold period, for any resale into the USA under Rule 144, of six months and one day. The share issuance is subject to normal regulatory approvals. The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.